                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation of our report dated June 25, 2001 relating to the financial statements of the ACS Defense, Inc. Profit Sharing and 401(k) Plan, which appears in this Form 11-K.


/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
June 27, 2001